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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CONRAD INDUSTRIES, INC.

Conrad Shipyard, Inc. (Louisiana Corporation)
Orange Shipbuilding Company, Inc. (Texas Corporation)